Exhibit 99.1

 MTech Acquisition Corp. and MJ Freeway Schedule Conference Call for
October 16, 2018 at 4:00 p.m. ET to Discuss Merger Agreement

New York, NY – October 15, 2018 – MTech Acquisition Corp. (NASDAQ: MTEC) (“MTech”), the first US-listed Special Purpose Acquisition Company focused on acquiring a business ancillary to the cannabis industry, and MJ Freeway LLC (“MJ Freeway”), a leading seed-to-sale technology provider and developer of the cannabis industry’s first enterprise resource planning platform, will hold a listen-only conference call on October 16, 2018 at 4:00 p.m. ET (1:00 p.m. PT) to discuss the previously announced definitive merger agreement.

The conference call will be broadcast live and available to all interested persons by dialing the following numbers:

U.S. dial-in number: 877-407-0789

International dial-in number: 201-689-8562

Conference ID: 13684293

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be available for replay for 14 days following the call by dialing the following numbers:

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13684293

The information on the conference call will correspond to an investor presentation filed as an exhibit to the Current Report on Form 8-K filed by MTech on October 11, 2018 and all information provided on the conference call will be qualified by the information contained in such investor presentation. Investors should not rely on any information other than that contained in the investor presentation and, when filed, the Registration Statement on Form S-4.

Summary of Transaction

Under the terms of the merger agreement, each of MTech and MJ Freeway will merge with newly formed subsidiaries of a newly-formed holding company (“Pubco”), which itself is a newly formed subsidiary of MTech. As a result of such mergers, MJ Freeway equityholders will receive new shares of Pubco and MTech security holders will exchange their securities of MTech for securities of Pubco.

About MJ Freeway

MJ Freeway® is the largest global cannabis technology company having tracked more than $10 billion in sales with clients in Australia, Europe, South America, New Zealand, Africa, Canada, and the United States in 29 states and the District of Columbia. Founded in 2010 by technologists creating tech specifically for cannabis businesses, MJ Freeway's tracking software includes inventory control and grow management applications to streamline workflow and increase efficiency. MJ Freeway's Leaf Data Systems software solution enables governments to track cannabis plants from seed-to-sale and ensure patient, public, and product safety. MJ Freeway also offers a complete suite of professional consulting services for cannabis businesses. For more information, visit mjfreeway.com.

About MTech Acquisition Corp.

MTech Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. MTech’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although MTech intends to focus its search on companies ancillary to the cannabis industry, with a particular sector focus that includes compliance, business intelligence, brand development and media.

MTech is led by Executive Chairman Steven Van Dyke and Chief Executive Officer Scott Sozio.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside MTech’s, MJ Freeway’s or Pubco’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to obtain MTech stockholder approval of the business combination, the inability to complete the transaction contemplated by the merger agreement because of failure of closing conditions or other reasons; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by MTech stockholders; the ability of Pubco to meet the listing standards of The Nasdaq Stock Market following the consummation of the transactions contemplated by the merger agreement; costs related to the proposed business combination; MJ Freeway’s ability to manage growth; the reaction of MJ Freeway’s customers and suppliers to the business combination; Pubco’s ability to identify and integrate other future acquisitions; rising costs adversely affecting MJ Freeway’s profitability; adverse changes to the legal environment for the cannabis industry; and general economic and market conditions impacting demand for MJ Freeway’s products and services. See the risk factors disclosed in the S-4/proxy statement for the business combination for additional risks associated with the business combination. None of MTech, Pubco or MJ Freeway undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About the Transaction and Where to Find It

For additional information on the proposed transaction, see MTech’s Current Report on Form 8-K, dated October 11, 2018.

The proposed transaction will be submitted to shareholders of MTech for their approval. In connection with the proposed business combination, Pubco will file with the SEC a registration statement on Form S-4 for the Pubco securities to be issued to MTech and MJ Freeway security holders at the closing of the business combination, which registration statement will contain preliminary and definitive proxy statements of MTech in connection with a special meeting of the stockholders of MTech to consider and vote on the business combination and related matters. Pubco and MTech will mail the definitive registration statement on Form S-4 containing the definitive proxy statement and other relevant documents to its stockholders in connection with the meeting. Investors and security holders of MTech and MJ Freeway are advised to read, when available, the draft of the registration statement, the preliminary proxy statement, and amendments thereto, and the definitive registration statement and proxy statement, which will contain important information about the proposed business combination and the parties to it. The registration statement and definitive proxy statement will be mailed to stockholders of MTech as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the registration statement and proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: MTech Acquisition Corp., 10124 Foxhurst Court, Orlando, Florida, 32836, attention: Chief Executive Officer.

Participants in the Solicitation

MTech, Pubco, MJ Freeway, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of MTech stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of MTech’s directors in the final prospectus for MTech’s initial public offering dated as of January 29, 2018 and that was filed with the SEC on January 30, 2018, and well as in any annual reports on Form 10-K that may be filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Media Contact:

Jon Goldberg
KCSA Strategic Communications
Tel. 212.896.1282
Email: jgoldberg@kcsa.com